UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 12, 2019

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into Material Definitive Agreement.

Underwriting Agreement

On September 12, 2019, Contango Oil & Gas Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Intrepid Partners, LLC (the “Underwriters”), in connection with an underwritten public offering (the “Public Offering”) of 44,736,842 shares of common stock, par value $0.04 per share (the “Common Shares”). The Company granted the Underwriters a 30-day option to purchase up to an additional 6,710,526 Common Shares. On September 13, 2019, the Underwriters exercised the option to purchase an additional 6,710,526 Common Shares. The estimated net proceeds from the offering were $46.13 million, after deducting the underwriting discount and estimated fees and expenses. Net proceeds from the Public Offering and the Private Placement (defined below) are expected to be used to fund the cash portion of the purchase price for the Pending Acquisition (defined below) that is due at closing, and for related transaction expenses. Pending the application of the proceeds in this manner, the Company intends to use the balance of the proceeds from the offering to reduce borrowings under its revolving credit facility or invest in short-term securities. If the Pending Acquisition is not consummated, the Company intends to use the proceeds from the offering for general corporate purposes, including funding future potential acquisitions or a portion of its 2019 capital program. The issuance and sale of the Common Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-215784), filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2017, as amended by Post-Effective Amendment No. 1, filed with the Commission on June 24, 2019. A legal opinion relating to the validity of the Common Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to limited exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of the Underwriters.

Certain of the Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees. The Underwriters have agreed to reimburse the Company for certain expenses relating to the Public Offering.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Purchase Agreement

On September 12, 2019, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with each of the purchasers set forth in Schedule A thereto (the “Purchasers”) to issue and sell in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act (the “Private Placement”) 789,474 shares of Series A Contingent Convertible Preferred Stock, par value $0.04 per share (the “Preferred Shares”), at a price of $9.50 per Preferred Share (the “Original Issue Price”), resulting in gross proceeds of $7.5 million. A description of the Series A Contingent Convertible Preferred Stock is provided below under the section entitled “Statement of Resolution.” The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchasers. The Purchasers are entities affiliated with John C. Goff, a member of the Company’s board of directors (the “Board”). Mr. Goff, together with his affiliated entities, held in the aggregate, prior to the closing of the Public Offering and Private Placement, approximately 20.00% of the outstanding common stock of the Company and is party to a Cooperation Agreement with the Company, which was previously filed as an exhibit to a Current Report on Form 8-K on August 15, 2018. The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Purchasers against certain liabilities or to contribute to payments the Purchasers may be required to make because of any of those liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Statement of Resolution

At the closing of the Private Placement, the Company adopted and filed with the Secretary of State of the State of Texas the “Statement of Resolution Establishing Series of Shares Designated Series A Contingent Convertible Preferred Stock of Contango Oil & Gas Company” (the “Statement of Resolution”) as an amendment to the Amended and Restated Certificate of Formation of the Company (the “Certificate of Formation”) to authorize and establish the rights, preferences and privileges of the Preferred Shares. The Preferred Shares are a new class of equity interests that rank equal to the Common Shares with respect to dividend rights and rights upon liquidation. The Preferred Shares will be entitled to vote on an as-converted basis on all matters submitted to a vote of our stockholders, with voting rights of the Preferred Shares equal to 19.99% of the Common Shares outstanding prior to the closing of the Public Offering.

No dividends shall accrue or be payable on the Preferred Shares until the first anniversary of the closing of the Private Placement. Holders of the Preferred Shares are entitled to receive, when and as declared by the Board and declared by the Company, cash dividends of ten percent (10%) of the Original Issue Price per annum on each outstanding Preferred Share. Such dividends shall accrue from the first anniversary of the closing of the Private Placement and shall cease to accrue on the date immediately preceding the date of Conversion (as defined below). Following such date, subject to compliance with the Credit Agreement (as defined below), dividends shall be payable quarterly in cash on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2020, when, as and if declared by the Board, until the time of the Conversion; provided, however, when there are no Preferred Shares outstanding, no dividends, including any dividends which have accrued, shall be payable to the holders of the Preferred Shares or the holders of the Common Shares into which the Preferred Shares convert.

Each of the Purchasers have agreed to restrictions on its ability to dispose of shares of Preferred Shares without the prior written consent of the Company until six months from the closing of the Private Placement. Upon effectiveness of an amendment of the Certificate of Formation to increase the number of authorized Common Shares and shareholder approval of the issuance of the Common Shares underlying the Preferred Shares in accordance with applicable law and stock exchange rules, each Preferred Share will automatically convert into the number of Common Shares the Purchaser would have received if the Purchaser had purchased shares of Common Shares in the Public Offering for the same gross proceeds (the “Conversion”) and, upon the Conversion, the outstanding Preferred Shares will be cancelled. The Company intends to seek such approval by written consent, and the Purchasers delivered a written consent immediately following the closing of the Private Placement with respect to all of the Common Shares held by the Purchasers entitled to vote on the matter.

The foregoing description of the Statement of Resolution is qualified in its entirety by reference to such Statement of Resolution, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Registration Rights Agreement

On September 17, 2019, in connection with the closing of the Private Placement and pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights

Agreement”) with the Purchasers relating to the registration of the resale of the Common Shares issuable upon the Conversion. Pursuant to the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to prepare and file an initial registration statement under the Securities Act to permit the public resale of such Common Shares within 30 days of the Conversion.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Credit Agreement

On September 17, 2019, the Company entered into a Credit Agreement by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and each of JPMorgan Chase Bank, N.A., Royal Bank of Canada and Cadence Bank, N.A., as joint bookrunners and the lenders from time to time party thereto (the “Credit Agreement”), pursuant to which the Company obtained a revolving credit facility with a borrowing base of $65 million. The revolving credit facility matures on September 17, 2024.

The borrowing base is subject to semi-annual redeterminations. The borrowing base may also be adjusted by certain events, including the incurrence of any senior unsecured debt, material asset dispositions or liquidation of hedges in excess of certain thresholds.

The Credit Agreement is secured by liens on substantially all of the Company’s and its wholly owned and/or controlled subsidiaries’ oil and gas properties and other assets and contains customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default typical for a financing of this type. The Company’s wholly owned and/or controlled subsidiaries are required to join as guarantors and grant a security interest in each of their respective assets.

Under the terms of Credit Agreement, the Company and its subsidiaries have a continuing obligation to execute security instruments (including security agreements and mortgages) such that, after giving effect thereto, the Administrative Agent will have, at all times, a first-priority lien on a material portion of the Company’s and its subsidiaries’ properties now owned, or hereafter acquired, including substantially all of their real and personal property and at least 85% of their oil and gas properties classified as proven reserves.

The Credit Agreement contains various affirmative and negative covenants. These negative covenants may limit the Company’s ability to, among other things: incur additional indebtedness; make loans to others; make investments; enter into mergers; make or declare dividends or distributions; enter into commodity hedges exceeding a specified percentage of the Company’s expected production; enter into interest rate hedges exceeding a specified percentage of the Company’s outstanding indebtedness; incur liens; sell assets including any of the Company’s oil and gas properties unless the Company complies with certain conditions; and engage in certain other transactions without the prior consent of the lenders.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to such Credit Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A summary of the rights, preferences and privileges of the Preferred Shares and other material terms and conditions of the Statement of Resolution is set forth in Item 1.01 of this Current Report and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On September 12, 2019, the Company issued a press release announcing the entry into a commitment for a new five-year credit facility (the “Credit Commitment”), an agreement with a private oil and gas company to acquire approximately 159,872 net acres located in North Louisiana and the Western Anadarko Basin in Western Oklahoma and the Texas Panhandle (the “Pending Acquisition”) and the Private Placement. A copy of the press release announcing the Credit Commitment, the Pending Acquisition and the Private Placement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 12, 2019, by and among Contango Oil & Gas Company, Cowen and Company, LLC and Intrepid Partners, LLC.

3.1	Statement of Resolution Establishing Series of Shares Designated Series A Contingent Convertible Preferred Stock of Contango Oil & Gas Company, dated September 17, 2019.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Purchase Agreement, dated September 12, 2019, by and among Contango Oil & Gas Company and each of the purchasers set forth in Schedule A thereto.

10.2	Registration Rights Agreement, dated September 17, 2019, by and among Contango Oil & Gas Company and each of the parties set forth in Schedule A thereto.

10.3	Credit Agreement, dated September 17, 2019, by and among Contango Oil & Gas Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of JPMorgan Chase Bank, N.A., Royal Bank of Canada and Cadence Bank, N.A., as joint bookrunners and the lenders from time to time party thereto.

99.1	Press Release, dated September 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: September 18, 2019	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial and Accounting Officer